UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 12, 2018 (September 10, 2018)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On September 10, 2018, the Board of Directors (“Board”) of Nuance Communications, Inc. (“Nuance”) increased its number of authorized directors from five to nine members, and Daniel Brennan, Lloyd Carney, Thomas Ebling and Michal Katz were each appointed as members of the Board with terms expiring at the 2019 annual meeting of stockholders. Additionally, Mr. Carney has been appointed to serve as the independent Chair of the Board; Mr. Brennan has been appointed to serve on the Audit Committee of the Board; Mr. Ebling has been appointed to serve on the Compensation Committee of the Board; and Ms. Katz has been appointed to serve on the Nominating & Governance Committee of the Board.
Each of Messrs. Brennan, Carney and Ebling and Ms. Katz is eligible to receive compensation as outlined in the Company’s outside director compensation policies described in the Company’s most recent proxy statement dated January 26, 2018. Pursuant to these policies, the non-employee members of the Board are eligible to receive annual cash retainers based on their general service on the Board and supplemental cash retainers for serving as chairperson or members of the Board’s standing committees. Additionally, the Board has approved a supplemental cash retainer of $150,000 per year for the role of independent Chair of the Board, for which Mr. Carney is eligible with his appointment to that role. The Company’s outside directors are also eligible to receive equity awards under the Company’s 1995 Directors’ Stock Plan (the “Plan”). In connection with their elections to the Board, each of Messrs. Brennan, Carney and Ebling and Ms. Katz was awarded an initial grant of restricted stock units under the Plan having a value of $500,000 using the closing price of Nuance’s common stock on the date of grant. This award will vest in approximately equal installments annually over a three-year period, subject to continued service through each vesting date. In addition, each non-employee member of the Board receives an annual restricted stock unit award on the first business day of January each year having a value of $250,000 using the closing price of Nuance’s common stock on the date of grant, provided that, on such date, he or she has served on the Board for at least six months. The restricted stock unit awards have a purchase price per share equal to $0.001 per share. The annual awards vest as to 100% of the shares on the one-year anniversary of the date of grant, subject to continued service through such vesting date. Each of Messrs. Brennan, Carney and Ebling and Ms. Katz will first be eligible for an annual award on the first business day of January 2020, provided they are serving on the Board at that date. Finally, the Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.
In connection with their appointments to the Board, each of Messrs. Brennan, Carney and Ebling and Ms. Katz will enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: September 12, 2018	By:	/s/ Wendy Cassity
Wendy Cassity Executive Vice President and Chief Legal Officer